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                                                                    EXHIBIT 23.1


                   Consent of Independent Public Accountants


As independent public accountants we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-1 of our report dated February 17, 2000 (except with respect to the matters discussed in Notes 9 and 10, as to which the date is July 31,
2000) contained in Esperion Therapeutics, Inc.'s Registration Statement on Form S-1 (File No. 333-31032) and to all references to our firm included in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-1.


                                       /s/ ARTHUR ANDERSEN LLP


Ann Arbor, Michigan

August 9, 2000